Exhibit 99

Psychiatric Solutions First Quarter Earnings Increase 39.4% to $0.46 per Diluted Share

Same Facility Revenue Increases 7.7%

Raises 2008 Earnings Guidance to Range of $2.00 to $2.03 per Diluted Share

FRANKLIN, Tenn.--(BUSINESS WIRE)--Psychiatric Solutions, Inc. (“PSI”) (Nasdaq: PSYS) today announced financial results for the first quarter ended March 31, 2008. Revenue increased 33.3% to a record $429.7 million for the quarter from $322.4 million for the first quarter of 2007. Income from continuing operations rose 39.4% to $0.46 per diluted share from the comparable prior-year quarter.

Same-facility revenue grew 7.7% for the first quarter of 2008, reflecting same-facility growth in net revenue per patient day of 5.1% and growth in patient days of 2.4%. Same-facility EBITDA margin expanded 180 basis points to 21.9% and EBITDA margin for all facilities increased 80 basis points to 20.8% for the first quarter of 2008 from the first quarter of 2007. Consolidated adjusted EBITDA grew 42.5% to a record $76.8 million, or 17.9% of revenue, for the first quarter of 2008 from the first quarter of 2007. A reconciliation of all GAAP and non-GAAP financial results in this release can be found on page 6.

Joey Jacobs, Chairman, President and Chief Executive Officer of PSI, remarked, “PSI performed extremely well during the first quarter of 2008, enabling us to exceed earnings guidance for the quarter and to again raise our earnings guidance for the year. Our focus on execution enabled us to achieve our same-facility revenue and EBITDA targets and implement our plans for adding new beds. With the March acquisition of five inpatient psychiatric facilities from United Medical Corporation, we also added more than 400 beds in a transaction expected to be accretive to our 2008 financial results.

“Market dynamics in the inpatient behavioral health industry remain favorable, supporting our ability to continue implementing our proven business model. We remain confident of our prospects for driving further significant growth in our same-facility metrics, while continuing to build our platform for future growth through the accretive acquisition of at least six inpatient facilities each year.”

Based on its first quarter results and outlook for the remainder of the year, PSI is increasing its guidance for earnings from continuing operations per diluted share for 2008 to a range of $2.00 to $2.03 from the previous range of $1.97 to $2.01. As a result, growth in 2008 earnings per diluted share is expected to be 34% to 36% compared to 2007. The Company’s guidance does not include the impact from any future acquisitions.

PSI will hold a conference call to discuss its first quarter financial results at 10:00 a.m. Eastern time on Thursday, May 1, 2008. A live webcast of the conference call will be available at www.psysolutions.com in the “Investors” section of the site or at www.earnings.com. The webcast will be available through the end of business on May 16, 2008.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) PSI’s ability to successfully integrate recently acquired operations; (2) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional inpatient facilities on favorable terms; (3) the ability of PSI to improve the operations of acquired inpatient facilities; (4) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (5) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (6) risks inherent to the health care industry, including the impact of unforeseen changes in regulation, decreases in reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients and others; and (7) PSI’s ability to comply with applicable licensure and accreditation requirements. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission. PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults and is the largest operator of owned or leased freestanding psychiatric inpatient facilities with over 10,000 beds in 31 states, Puerto Rico and the U.S. Virgin Islands. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except for per share amounts)

	Three Months Ended March 31,
	2008	2007

Revenue	$429,691	$322,438

Salaries, wages and employee benefits (including share-based compensation of $5,560 and $3,673 for 2008 and 2007, respectively)	238,651	180,135
Professional fees	43,504	30,900
Supplies	23,779	18,344
Rentals and leases	6,230	4,629
Other operating expenses	39,115	31,547
Provision for doubtful accounts	7,159	6,664
Depreciation and amortization	9,435	6,256
Interest expense	20,376	14,386
	388,249	292,861
Income from continuing operations before income taxes	41,442	29,577
Provision for income taxes	15,789	11,328
Income from continuing operations	25,653	18,249
Loss from discontinued operations, net of income tax benefit of $83 and $77 for 2008 and 2007, respectively	(157)	(124)
Net income	$25,496	$18,125

Basic earnings per share:
Income from continuing operations	$0.46	$0.34
Loss from discontinued operations, net of taxes	-	-
Net income	$0.46	$0.34

Diluted earnings per share:
Income from continuing operations	$0.46	$0.33
Loss from discontinued operations, net of taxes	-	-
Net income	$0.46	$0.33

Shares used in computing per share amounts:
Basic	55,143	53,804
Diluted	55,799	55,237

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31,	December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$14,743	$39,975
Accounts receivable, less allowance for doubtful accounts of $38,635 and $35,587, respectively	254,935	233,945
Prepaids and other	71,237	66,159
Total current assets	340,915	340,079
Property and equipment, net of accumulated depreciation	742,200	694,018
Cost in excess of net assets acquired	1,183,970	1,073,583
Other assets	64,601	71,843
Total assets	$2,331,686	$2,179,523

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$30,899	$31,394
Salaries and benefits payable	79,159	82,899
Other accrued liabilities	58,496	61,939
Current portion of long-term debt	5,071	6,016
Total current liabilities	173,625	182,248
Long-term debt, less current portion	1,299,898	1,166,008
Deferred tax liability	47,807	49,131
Other liabilities	22,771	23,235
Total liabilities	1,544,101	1,420,622
Minority interest	4,273	4,159
Stockholders' equity	783,312	754,742
Total liabilities and stockholders' equity	$2,331,686	$2,179,523

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2008	2007

Operating activities:
Net income	$25,496	$18,125
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	9,435	6,256
Amortization of loan costs	553	517
Share-based compensation	5,560	3,673
Change in income tax assets and liabilities	10,003	(1,798)
Loss from discontinued operations, net of taxes	157	124
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(19,888)	(9,484)
Prepaids and other current assets	(64)	(894)
Accounts payable	(523)	(838)
Salaries and benefits payable	(4,511)	(9,387)
Accrued liabilities and other liabilities	(14,802)	(1,101)
Net cash provided by continuing operating activities	11,416	5,193
Net cash provided by (used in) discontinued operating activities	136	(62)
Net cash provided by operating activities	11,552	5,131

Investing activities:
Cash paid for acquisitions, net of cash acquired	(141,248)	(25,241)
Capital purchases of property and equipment	(22,932)	(9,872)
Other assets	(1,205)	233
Net cash used in continuing investing activities	(165,385)	(34,880)

Financing activities:
Net increase in revolving credit facility	130,000	19,000
Principal payments on long-term debt	(2,057)	(315)
Payment of loan and issuance costs	(12)	(85)
Excess tax benefits from share-based payment arrangements	-	2,569
Proceeds from exercises of common stock options	670	5,706
Net cash provided by financing activities	128,601	26,875
Net decrease in cash	(25,232)	(2,874)
Cash and cash equivalents at beginning of the period	39,975	18,572
Cash and cash equivalents at end of the period	$14,743	$15,698

Effect of Acquisitions:
Assets acquired, net of cash acquired	$144,289	$35,928
Cash paid for prior year acquisitions	-	2,081
Liabilities assumed	(3,041)	(2,064)
Common stock issued	-	(9,000)
Long-term debt assumed	-	(1,704)
Cash paid for acquisitions, net of cash acquired	$141,248	$25,241

PSYCHIATRIC SOLUTIONS, INC.
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2008	2007

Income from continuing operations	$25,653	$18,249
Provision for income taxes	15,789	11,328
Interest expense	20,376	14,386
Depreciation and amortization	9,435	6,256
EBITDA(a)	71,253	50,219
Other expenses:
Share-based compensation	5,560	3,673
Adjusted EBITDA(a)	$76,813	$53,892

(a)

EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation, amortization, and other items included in the caption above labeled “Other expenses”. These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI’s management relies on EBITDA and adjusted to review and assess operating performance of its facilities and their management teams. EBITDA as the primary measures PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI’s overall performance and to and to compare PSI’s current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.

PSYCHIATRIC SOLUTIONS, INC.
OPERATING STATISTICS - OWNED FACILITIES
(Unaudited)
(Revenue in thousands)

	Three Months Ended March 31,		% Change
	2008	2007
Same-facility results:
Revenue	$326,579	$303,288	7.7%
Admissions	33,181	32,371	2.5%
Patient days	568,439	554,941	2.4%
Average length of stay(a)	17.1	17.1	0.0%

Revenue per patient day(b)	$575	$547	5.1%
EBITDA margin	21.9%	20.1%	180 bps

Total facility results:
Revenue	$388,308	$306,862	26.5%
Admissions	40,860	32,748	24.8%
Patient days	686,350	562,026	22.1%
Average length of stay(a)	16.8	17.2	-2.3%

Revenue per patient day(b)	$566	$546	3.7%
EBITDA margin	20.8%	20.0%	80 bps

(a) Average length of stay is defined as patient days divided by admissions.
(b) Revenue per patient day is defined as owned facility revenue divided by patient days.

CONTACT:
Psychiatric Solutions, Inc.
Brent Turner, 615-312-5700
Executive Vice President, Finance and Administration